EXHIBIT 99.1

S&W Announces Fiscal 2019 Financial Results

For Immediate Release

Company Contact:	Investor Contact:
Matthew Szot, Chief Financial Officer	Robert Blum
S&W Seed Company	Lytham Partners, LLC
Phone: (559) 884-2535	Phone: (602) 889-9700
www.swseedco.com	sanw@lythampartners.com
www.lythampartners.com

SACRAMENTO, California – September 18, 2019 – S&W Seed Company (Nasdaq: SANW) today announced financial results for fiscal year ended June 30, 2019.

“During fiscal 2019, we successfully executed key steps in our plan to transform S&W into a leading multi-crop, middle-market agricultural company with global reach,” commented Mark Wong, President & CEO of S&W Seed Company. “These steps included:

•	The acquisition of a market-leading sorghum germplasm portfolio, as well as production and distribution platform, from Chromatin;
•

Completion of an alfalfa licensing agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, which reduced our dependence on alfalfa sales to Pioneer and improved our financial position;

•	Expanded our U.S. distribution capabilities by investing in the farmer-dealer network we acquired from Chromatin and turning the network into a multi-crop platform;
•	Restructured our organization to help us better realize sales synergies; and
•	Advanced next generation trait technologies that could enable higher-margin products in sorghum and alfalfa.

“We believe the foundation we built in fiscal 2019 leaves us well-positioned to drive revenue growth in our core business in fiscal 2020. We expect that the financial and strategic flexibility we gained from the Pioneer transaction will allow us to explore acquisition opportunities that more fully leverage our production and distribution capabilities in the United States, Australia and other key global markets. We have already delivered on one opportunity in fiscal 2020 through our licensing of an elite wheat germplasm portfolio from Corteva Agriscience in Australia. That transaction illustrates our approach, as a modest upfront investment will expand our product portfolio in Australia to four crops: sorghum, alfalfa, sunflower and wheat.  In addition, the wheat germplasm transaction presents our field-based sales teams with more opportunities to visit key customers, and further build brand awareness and loyalty in a key seed market.”

Mr. Wong concluded, “The strategic steps implemented to transform S&W to a more diversified multi-crop, middle-market agricultural company, is expected to drive core revenue growth in fiscal 2020. We remain focused on leveraging our revised sales structure, developing value-added trait technologies, pursuing accretive acquisitions and continuing integration of our profit improvement plans with a goal to drive value for shareholders in the years to come.”

Financial Results

(Note to readers: As S&W adopted the requirements of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606) as of July 1, 2018, using the modified retrospective method, there is a lack of comparability of current financial results to prior fiscal periods.)

	Years Ended June 30,
	2019		2018
	ASC 606	ASC 605	ASC 605
Distribution and production agreements - Pioneer	$37,605,215	$35,767,823	$39,522,568
Other product sales	37,647,297	37,647,297	24,152,667
Licensing	34,215,433	34,215,433	-
Services	254,566	254,566	410,275
	$109,722,511	$107,885,119	$64,085,510

For the fiscal year ended June 30, 2019, S&W reported revenue of $109.7 million, compared to revenue of $64.1 million in fiscal 2018. The increase in revenue is primarily related to $34.2 million in licensing revenue from Pioneer and a $12.4 million revenue contribution from sales of sorghum acquired in the October 2018 Chromatin transaction.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Under the new agreement, Pioneer paid $45 million to S&W in May 2019, and S&W expects to receive an aggregate of $25 million in quarterly payments from Pioneer between September 2019 and February 2021. Approximately $34.2 million of the foregoing amounts were included as licensing revenue for fiscal 2019 and approximately $34 million will be recognized as revenue through February 2021 as alfalfa seed is delivered to Pioneer.

Core Revenue (excluding revenue attributable to Pioneer) for fiscal 2019 was $37.9 million, compared to Core Revenue for fiscal 2018 of $24.6 million, representing an increase of 54%. Due to the revised agreement with Pioneer in May 2019, S&W provides Core Revenue as a metric to track performance of the business on a go forward basis.

Gross margins during fiscal 2019 were 37.1% compared to gross margins of 23.0% in fiscal 2018.

In fiscal 2019, adjusted operating expenses, excluding transaction costs, restructuring and other related expenses (see Table A1) were $26.4 million, compared to $17.7 million in fiscal 2018. The increase in adjusted operating expenses for fiscal 2019 can be attributed to approximately $4.8 million of additional expenses from the newly acquired sorghum operations of Chromatin, $2.9 million of additional investments in S&W’s sales and marketing and product development functions, and $1.2 million of bad debt expense associated with a reserve for Sudan receivables.

GAAP net loss for fiscal 2019 was $(9.3) million, or $(0.31) per basic and diluted share, compared to GAAP net loss of $(4.7) million, or $(0.21) per basic and diluted share, in fiscal 2018.

Adjusted non-GAAP net income (see Table A1) for fiscal 2019 was $11.7 million, or $0.39 per basic and diluted share, which excluded various items including transaction costs, restructuring charges, goodwill and intangible asset impairment charges, change in estimated value of assets held for sale, changes in anticipated loss on sub-lease land and interest expense – amortization of debt discount. Adjusted non-GAAP net loss (see Table A1) for fiscal 2018, excluding various items (transaction costs, change in derivative warrant liabilities, and interest expense – amortization of debt discount), was $(4.9) million, or $(0.22) per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2019 was $19.2 million, compared to adjusted EBITDA of $1.3 million in fiscal 2018.

Outlook

S&W expects Core Revenue (excluding revenue attributable to Pioneer) for fiscal 2020 to be within a range of $41 to $44 million, representing an expected increase of 9% to 16% compared to fiscal 2019 core revenue of $37.9 million.

Including contributions from Pioneer, S&W expects total revenue for fiscal 2020 to be within a range of $64 to $67 million.

Conference Call

S&W Seed Company has scheduled a conference call for today, Wednesday, September 18, 2019, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10134858. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted non-GAAP net income (loss); and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

We also exclude a portion of SG&A expense and operating expenses related to non-recurring employee separation costs associated with our restructuring initiatives. The expenses are non-recurring in nature and are therefore excluded from SG&A expense and total operating expenses to provide investors a method to compare our operating results in prior periods and to peer companies.

Goodwill impairment charges.  The Goodwill impairment charge relates to the full impairment of our goodwill and was a result of the termination of the distribution agreement with Pioneer.  This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Intangible asset impairment charges. The intangible asset impairment charge was a result of the termination of the distribution agreement with Pioneer. This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities.  Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in March 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Reduction of anticipated loss on sub-lease land.  The reduction of anticipated loss on sub-lease land represents a change in estimate of the reserve for the difference between our lease-obligations and our expected sub-lease income on certain land. We exclude this amount as it is a non-recurring income / charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share.  We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, goodwill impairment charges, intangible asset impairment charges, change in derivative warrant liabilities, change in estimated value of assets held for sale, reduction of anticipated loss on sub-lease land and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, restructuring charges, depreciation and amortization, non-cash stock-based compensation, goodwill impairment charges, intangible asset impairment charges, foreign currency (gain) loss, change in derivative warrant liabilities, change in estimated value of assets held for sale, reduction of anticipated loss on sub-lease land, interest expense – amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company’s financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W’s vision is to be the world’s preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed and sorghum hybrid, with significant research and development, production and distribution capabilities. S&W also provides hybrid sunflower and wheat and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements regarding the anticipated benefits of our development of advanced trait technologies, including their contribution towards higher-margin products; our positioning for revenue growth in fiscal 2020; the opportunities presented by our recent transactions and negotiated agreements, including with Chromatin, Pioneer / Corteva; anticipated revenue growth in fiscal 2020 and revenue outlook for 2020; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the Chromatin acquisition may not provide the anticipated benefits; our shift to customer-centric strategies and the realignment of our organization across geographic lines may not meet our expectations; our strategic initiatives may not achieve the expected results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2019 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

TABLE A1

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Year Ended			Year Ended
	June 30,			June 30,
	2019			2018
		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue
Product and other	$75,507,078	-	$75,507,078	$64,085,510	-	$64,085,510
Licensing	34,215,433	-	34,215,433	-	-	-
Total revenue	109,722,511	-	109,722,511	64,085,510	-	64,085,510

Cost of revenue
Product and other	69,014,490	-	69,014,490	49,332,052	-	49,332,052
Total cost of revenue	69,014,490	-	69,014,490	49,332,052	-	49,332,052

Gross profit	40,708,021	-	40,708,021	14,753,458	-	14,753,458

Operating expenses
Selling, general and administrative expenses	17,486,071	(1,398,719)	16,087,352	10,503,020	(66,160)	10,436,860
Research and development expenses	6,272,758	-	6,272,758	3,887,723	-	3,887,723
Depreciation and amortization	4,128,546	-	4,128,546	3,439,287	-	3,439,287
Gain on disposal of property, plant and equipment	(86,222)	-	(86,222)	(82,980)	-	(82,980)
Goodwill impairment charges	11,865,811	(11,865,811)	-	-	-	-
Intangible asset impairment charges	6,034,792	(6,034,792)	-	-	-	-

Total operating expenses	45,701,756	(19,299,322)	26,402,434	17,747,050	(66,160)	17,680,890

Income (loss) from operations	(4,993,735)	19,299,322	14,305,587	(2,993,592)	66,160	(2,927,432)

Other expense
Foreign currency gain	(99,467)	-	(99,467)	(12,584)	-	(12,584)
Change in derivative warrant liabilities	-	-	-	(431,300)	431,300	-
Change in estimated value of assets held for sale	1,521,855	(1,521,855)	-	-	-	-
Reduction of anticipated loss on sub-lease land	(141,373)	141,373	-	-	-	-
Interest expense - amortization of debt discount	340,847	(340,847)	-	169,045	(169,045)	-
Interest expense	2,886,077	-	2,886,077	1,863,288	-	1,863,288

Income (loss) before income taxes	(9,501,674)	21,020,651	11,518,977	(4,582,041)	(196,095)	(4,778,136)
Provision (benefit) for income taxes	(148,747)	-	(148,747)	143,049	-	143,049
Net income (loss)	$(9,352,927)	21,020,651	$11,667,724	$(4,725,090)	(196,095)	$(4,921,185)
Net loss attributed to noncontrolling interests	(47,685)	-	(47,685)	-	-	-
Net income (loss) attributable to S&W Seed Company	$(9,305,242)	$21,020,651	$11,715,409	$(4,725,090)	(196,095)	$(4,921,185)

Net income (loss) per common share:
Basic	$(0.31)		$0.39	$(0.21)		$(0.22)
Diluted	$(0.31)		$0.39	$(0.21)		$(0.22)

Weighted average number of common shares outstanding:
Basic	30,102,158		30,102,158	22,481,491		22,481,491
Diluted	30,102,158		30,149,995	22,481,491		22,481,491

TABLE A2

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,			Three Months Ended June 30,
	2019			2018
	GAAP	NON-GAAP Adjustments	NON-GAAP Adjusted	GAAP	NON-GAAP Adjustments	NON-GAAP Adjusted
Revenue
Product and other	$12,629,779	$-	$12,629,779	$9,891,828	$-	$9,891,828
Licensing	34,215,433	-	34,215,433		-	-
Total revenue	46,845,212	-	46,845,212	9,891,828	-	9,891,828

Cost of revenue
Product and other	21,071,558	-	21,071,558	8,791,859	-	8,791,859
Total cost of revenue	21,071,558	-	21,071,558	8,791,859	-	8,791,859

Gross profit	25,773,654	-	25,773,654	1,099,969	-	1,099,969

Operating expenses
Selling, general and administrative expenses	5,645,521	(256,066)	5,389,455	2,465,818	(7,846)	2,457,972
Research and development expenses	2,082,478	-	2,082,478	1,225,319	-	1,225,319
Depreciation and amortization	1,066,775	-	1,066,775	841,468	-	841,468
Gain on disposal of property, plant and equipment	7,798	-	7,798	(1,204)	-	(1,204)
Goodwill impairment charges	11,865,811	(11,865,811)	-	-	-	-
Intangible asset impairment charges	6,034,792	(6,034,792)	-	-	-	-

Total operating expenses	26,703,175	(18,156,669)	8,546,506	4,531,401	(7,846)	4,523,555

Income (loss) from operations	(929,521)	18,156,669	17,227,148	(3,431,432)	7,846	(3,423,586)

Other expense
Foreign currency gain	(45,829)	-	(45,829)	(6,676)	-	(6,676)
Change in estimated value of assets held for sale	1,521,855	(1,521,855)	-	-	-	-
Interest expense - amortization of debt discount	102,093	(102,093)	-	50,761	(50,761)	-
Interest expense	828,700	-	828,700	618,773	-	618,773

Income (loss) before income taxes	(3,336,340)	19,780,617	16,444,277	(4,094,290)	58,607	(4,035,683)
Provision (benefit) for income taxes	(70,869)	-	(70,869)	191,858	-	191,858
Net income (loss)	$(3,265,471)	$19,780,617	$16,515,146	$(4,286,148)	$58,607	$(4,227,541)
Net loss attributed to noncontrolling interests	(47,256)	-	(47,256)	-	-	-
Net income (loss) attributable to S&W Seed Company	$(3,218,215)	$19,780,617	$16,562,402	$(4,286,148)	$58,607	$(4,227,541)

Net income (loss) per common share:
Basic	$(0.10)		$0.50	$(0.18)		$(0.18)
Diluted	$(0.10)		$0.50	$(0.18)		$(0.18)

Weighted average number of common shares outstanding:
Basic	33,278,218		33,278,218	24,342,906		24,342,906
Diluted	33,278,218		33,326,055	24,342,906		24,342,906

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to S&W Seed Company	$(3,218,215)	$(4,286,148)	$(9,305,242)	$(4,725,090)

Non-recurring transaction costs	53,823	7,846	1,196,476	66,160

Restructuring charges	202,243	-	202,243	-

Non-cash stock based compensation	160,976	148,285	694,610	748,516

Depreciation and amortization	1,066,775	841,468	4,128,546	3,439,287

Goodwill impairment charges	11,865,811	-	11,865,811	-

Intangible asset impairment charges	6,034,792	-	6,034,792	-

Foreign currency gain	(45,829)	(6,676)	(99,467)	(12,584)

Change in derivative warrant liabilities	-	-	-	(431,300)

Change in estimated value of assets held for sale	1,521,855	-	1,521,855	-

Reduction of anticipated loss on sub-lease land	-	-	(141,373)	-

Interest expense - amortization of debt discount	102,093	50,761	340,847	169,045

Interest expense	828,700	618,773	2,886,077	1,863,288

Provision for income taxes	(70,869)	191,858	(148,747)	143,049

Non-GAAP Adjusted EBITDA	$18,502,155	$(2,433,833)	$19,176,428	$1,260,371

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	June 30,
	2019	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,431,802	$4,320,894
Accounts receivable, net	13,380,464	13,861,932
Inventories, net	71,295,520	60,419,276
Prepaid expenses and other current assets	1,687,490	1,279,794
Assets held for sale	1,850,000	-
TOTAL CURRENT ASSETS	91,645,276	79,881,896

Property, plant and equipment, net	20,634,949	13,180,132
Intangibles, net	32,714,484	33,109,780
Goodwill	-	10,292,265
Other assets	1,369,560	1,303,135
TOTAL ASSETS	$146,364,269	$137,767,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$6,930,829	$5,935,454
Deferred revenue	9,054,549	212,393
Accrued expenses and other current liabilities	6,073,110	3,114,799
Lines of credit, net	10,755,548	32,630,559
Current portion of long-term debt, net	1,113,502	503,012
TOTAL CURRENT LIABILITIES	33,927,538	42,396,217

Long-term debt, net, less current portion	12,158,095	12,977,087
Other non-current liabilities	280,424	651,780

TOTAL LIABILITIES	46,366,057	56,025,084

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,303,218 issued and 33,278,218 outstanding at June 30, 2019; 24,367,906 issued and 24,342,906 outstanding at June 30, 2018;	33,303	24,367
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	136,751,875	108,803,991
Accumulated deficit	(30,466,618)	(21,161,376)
Accumulated other comprehensive loss	(6,138,467)	(5,790,662)
Noncontrolling interests	(47,685)	-
TOTAL STOCKHOLDERS' EQUITY	99,998,212	81,742,124
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$146,364,269	$137,767,208

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,352,927)	$(4,725,090)
Adjustments to reconcile net loss from operating activities to net cash provided by (used in) operating activities
Stock-based compensation	694,610	748,516
Change in allowance for doubtful accounts	996,461	78,980
Inventory write-down	8,822,103	482,250
Depreciation and amortization	4,128,546	3,439,287
Gain on disposal of property, plant and equipment	(86,222)	(82,980)
Goodwill impairment charges	11,865,811	-
Intangible asset impairment charges	6,034,792	-
Change in deferred tax provision	(270,083)	-
Change in foreign exchange contracts	(52,778)	272,801
Change in derivative warrant liabilities	-	(431,300)
Change in estimated value of assets held for sale	1,521,855	-
Amortization of debt discount	340,847	169,045
Reduction of anticipated loss on sub-lease land	(141,373)	-
Changes in:
Accounts receivable	307,209	9,207,302
Inventories	(13,331,376)	(29,860,271)
Prepaid expenses and other current assets	(413,751)	(241,394)
Other non-current asset	203,132	259,683
Accounts payable	(830,718)	(1,052,624)
Accounts payable - related parties	-	(336,494)
Deferred revenue	8,069,734	(456,643)
Accrued expenses and other current liabilities	3,114,523	307,500
Other non-current liabilities	(324,564)	21,191
Net cash provided by (used in) operating activities	21,295,831	(22,200,241)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(735,316)	(1,187,307)
Proceeds from disposal of property, plant and equipment	567,492	45,830
Additions to internal use software	(43,000)	-
Acquisition of germplasm assets	-	(295,034)
Acquisition of business, net of cash acquired	(26,354,951)	-
Net cash used in investing activities	(26,565,775)	(1,436,511)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,927,682	22,459,339
Net proceeds from sale of preferred stock	22,373,842	-
Taxes paid related to net share settlements of stock-based compensation awards	(39,314)	(115,319)
Borrowings and repayments on lines of credit, net	(21,289,159)	5,439,382
Payment of contingent consideration obligation	-	(2,500,000)
Borrowings of long-term debt	2,359,431	12,590,318
Debt issuance costs	(411,315)	(257,964)
Repayments of long-term debt	(3,290,242)	(10,273,560)
Net cash provided by financing activities	4,630,925	27,342,196
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(250,073)	(129,551)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(889,092)	3,575,893

CASH AND CASH EQUIVALENTS, beginning of the period	$4,320,894	$745,001

CASH AND CASH EQUIVALENTS, end of period	$3,431,802	$4,320,894